Exhibit 4.3

NOVOCURE LIMITED

TENTH AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

June 1, 2015

TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This TENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of June 1, 2015 (this “Agreement”), by and among (1) NovoCure Limited (the “Company”), a company incorporated under the Companies (Jersey) Law, 1991, as amended, (2) each Person listed under the heading “Qualified Shareholders” on Schedule A hereto, (3) each Person listed under the heading “Series A Investors” on Schedule A hereto (collectively, the “Series A Investors”), (4) each Person listed under the heading “Series B Investors” on Schedule A hereto (collectively, the “Series B Investors”), (5) each Person listed under the heading “Series C Investors” on Schedule A hereto (collectively, the “Series C Investors”), (6) each Person listed under the heading “Series D Investors” on Schedule A hereto (collectively, the “Series D Investors”), (7) each Person listed under the heading “Series E Investors” on Schedule A hereto (collectively, the “Series E Investors”), (8) each Person listed under the heading “Series F Investors” on Schedule A hereto (collectively, the “Series F Investors”), (9) each Person listed under the heading “Series G Investors” on Schedule A hereto (collectively, the “Series G Investors”), (10) each Person listed under the heading “Series H Investors” on Schedule A hereto (collectively, the “Series H Investors”), (11) each Person listed under the heading “Series I Investors”, and (12) each Person listed under the heading “Series J Investors” on Schedule A hereto (collectively, the “Series J Investors”).

RECITALS:

WHEREAS, the Company, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series E Investors, the Series F Investors, the Series G Investors, the Series H Investors, the Series I Investors and the Qualified Shareholders (as defined below) are parties to a certain Ninth Amended and Restated Registration Rights Agreement, dated as of March 5, 2015 (the “Original Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Series J Investors are acquiring from the Company Series J Shares (as defined below), pursuant to the Series J Convertible Preferred Shares Subscription Agreement, dated as of May 6, 2015 (the “Subscription Agreement”);

WHEREAS, the Company, the Qualified Shareholders and the Preferred Investors (as defined below) desire to enter into this Agreement, amending and restating the Original Agreement, for the purpose of regulating certain aspects of the relationship of the shareholders of the Company; and

WHEREAS, it is in the best interests of the Company and the other parties hereto to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Bennet” means Bennet Enterprises Ltd., a company incorporated in the British Virgin Islands.

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(b) “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Israel are required to be closed.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) “Founders” means each of Bennet, Volati and TRDF.

(g) “Holder” means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 12 hereof.

(h) “Initial Public Offering” means the consummation of the Company’s sale of shares of its equity securities, in a bona fide firm commitment underwritten public offering pursuant to a registration statement on Form F-1 or S-1 (or a successor form) under the Securities Act.

(i) “Initiating Holders” means Holder(s) that collectively beneficially own 30% of the issued and outstanding (i) Series B Registrable Securities, (ii) Series F Registrable Securities, (iii) Series G Registrable Securities, (iv) Series H Registrable Securities, (v) Series I Registrable Securities or (vi) Series J Registrable Securities.

(j) “Investors Rights Agreement” means the Tenth Amended and Restated Investors Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

(k) “JJDC” means Johnson & Johnson Development Corporation.

(l) “Ordinary Shares” means ordinary shares, par value £0.01 per share, of the Company.

(m) “Ordinary Share Warrants” means the warrants to purchase Ordinary Shares of the Company held by the Series E Investors, the warrants to purchase Ordinary Shares of the Company held by the Series D Investors, the warrants to purchase Ordinary Shares of the Company held by the Series C Investors, and the warrants to purchase Ordinary Shares of the Company held by the Series B Investors.

(n) “Permitted Transferee” has the meaning set forth in the Investors Rights Agreement.

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(o) “Person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

(p) “Preferred Investors” means the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series E Investors, the Series F Investors, the Series G Investors, the Series H Investors, the Series I Investors and the Series J Investors, collectively.

(q) A “Qualified Shareholder” means each of the Founders, Susan R. Goldman as Trustee of the Goldman Living Trust and each shareholder that beneficially owns 5% or more of the issued and outstanding share capital of the Company as of the date any right hereunder is exercised, other than holders of Series B Shares, the holders of Series C Shares, the holders of Series D Shares, the holders of Series E Shares, the holders of Series F Shares, the holders of Series G Shares, the holders of Series H Shares, the holders of Series I Shares and the holders of Series J Shares.

(r) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(s) “Registrable Securities” means (1) any Ordinary Shares issued or issuable to any Qualified Shareholder, (2) any Ordinary Shares issuable or issued upon conversion of the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares (including the Series H Shares issued or issuable upon exercise of the Series H Warrants), the Series I Shares, the Series J Shares or the exercise of the Ordinary Share Warrants, (3) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares, Series I Shares, Series J Shares or Ordinary Shares, rights or securities, and (4) any Ordinary Shares otherwise owned by the Preferred Investors; provided, however, that Registrable Securities shall not at any time include any securities (a) registered under the Securities Act and sold pursuant to an effective registration statements filed thereunder, (b) sold to the public pursuant to Rule 144 promulgated under the Securities Act, or (c) sold by any Person in a transaction in which such Person’s registration rights have not been assigned pursuant to Section 12 hereof.

(t) “SEC” means the Securities and Exchange Commission.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Series A Registrable Securities” means Registrable Securities held by Holders of Series A Shares.

(w) “Series B Registrable Securities” means Registrable Securities held by Holders of Series B Shares.

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(x) “Series C Registrable Securities” means Registrable Securities held by Holders of Series C Shares.

(y) “Series D Registrable Securities” means Registrable Securities held by Holders of Series D Shares.

(z) “Series E Registrable Securities” means Registrable Securities held by Holders of Series E Shares.

(aa) “Series F Registrable Securities” means Registrable Securities held by Holders of Series F Shares.

(bb) “Series G Registrable Securities” means Registrable Securities held by Holders of Series G Shares.

(cc) “Series H Registrable Securities” means Registrable Securities held by Holders of Series H Shares.

(dd) “Series I Registrable Securities” means Registrable Securities held by Holders of Series I Shares.

(ee) “Series J Registrable Securities” means Registrable Securities held by Holders of Series J Shares.

(ff) “Series A Shares” means the Series A Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(gg) “Series B Shares” means the shares of Series B Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(hh) “Series C Shares” means the shares of Series C Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(ii) “Series D Shares” means the shares of Series D Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(jj) “Series E Shares” means the shares of Series E Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(kk) “Series F Shares” means the shares of Series F Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

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(ll) “Series G Shares” means the shares of Series G Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(mm) “Series H Shares” means the shares of Series H Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(nn) “Series H Warrants” means the warrants to purchase Series H Shares, issued pursuant to the Credit Agreement, dated as of January 28, 2013, by and among the Company, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

(oo) “Series I Shares” means the shares of Series I Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(pp) “Series J Shares” means the shares of Series J Convertible Preferred Shares, par value £0.01 per share, of the Company and Ordinary Shares issued upon conversion thereof.

(qq) “TRDF” means the Technion Research and Development Foundation.

(rr) “Violation” means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under or referred to in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or “blue sky” laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law arising from, relating to or in connection with the offer and sale of Registrable Securities pursuant to this Agreement.

(ss) “Volati” means Volati Ltd., a company incorporated under the Companies (Jersey) Law 1991, as amended.

2. Request for Registration.

(a) At any time after the effective date of the Initial Public Offering, one or more Initiating Holder(s) shall have a one-time right to request in writing that the Company file a registration statement under the Securities Act covering any or all Registrable Securities then held by the Initiating Holders having an estimated aggregate offering price of at least $5,000,000. Within ten (10) days of the receipt of such written request, the Company shall give written notice of such request to all Holders in accordance with Section 21 hereof and, subject to the underwriters limitations set forth in Section 9(a) hereof, shall file (as expeditiously as practicable, and in any event within one hundred and twenty (120) days of the receipt of any

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such request) and use its best efforts to effect, a registration statement under the Securities Act covering the sale of all Registrable Securities held by the Initiating Holders and by all other Holders that elected to participate in such registration by responding in writing to the written notice of the Company within ten (10) days of the mailing of such notice by the Company.

(b) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2: (i) after the Company has effected one (1) registration for the Initiating Holders that are either holders of Series B Registrable Securities or Series F Registrable Securities, one (1) registration for the Initiating Holders that are holders of Series G Registrable Securities, one (1) registration for the Initiating Holders that are holders of Series H Registrable Securities, one (1) registration for the Initiating Holders that are holders of Series I Registrable Securities, and one (1) registration for the Initiating Holders that are holders of Series J Registrable Securities (for a maximum of five (5) such registrations) pursuant to this Section 2 and such registrations have been declared or ordered effective; provided, however, that if, solely as a result of the cutbacks required by the underwriter as set forth in Section 9(a) below, the number of Registrable Securities included in a registration requested by Initiating Holders that are holders of Series F Registrable Securities does not equal at least 75% of the number of Registrable Securities proposed by the Initiating Holders to be distributed through such underwriting, the holders of Series B Registrable Securities shall be entitled to require the Company to effect one additional registration under this Section 2, and provided further that if, as a result of such cutbacks, the aggregate offering price of the Registrable Securities proposed to distributed is not at least $5,000,000, the Company shall not be obligated to complete such registration; (ii) during a period of one hundred and eighty (180) days after the effective date of the Initial Public Offering or a registration pursuant to Sections 2, 3 or 4 hereof; provided that the Company shall use its reasonable best efforts to cause such registration to become effective; (iii) during a period commencing sixty (60) days prior to the Company’s good faith estimate of the effective date of a firm commitment public offering of the Company’s securities (other than pursuant to this Section 2) and ending 120 days after the effective date of such registration, or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may at such time be registered on Form F-3 or Form S-3 pursuant to a request made pursuant to Section 4 below.

(c) Notwithstanding any other provision of this Section 2, the Company may postpone for a maximum of ninety (90) days the filing or the effectiveness of a registration statement for a registration requested pursuant to this Section 2, if the Company furnishes to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company such registration will be materially detrimental to the Company and its shareholders, provided, however, that the Company may use this right to postpone such filing or effectiveness only once during any twelve (12) month period.

3. Company Registration. At any time after the Initial Public Offering, if the Company proposes to register (including for this purpose, a registration effected by the Company for shareholders other than the Preferred Investors) any of its share capital or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the

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extent includable on Form S-8 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 21 hereof, the Company shall, subject to the provisions of Section 9(b) hereof, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities or to complete an offering of its securities that it proposes to make.

4. Short Form Registration. After the Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 or Form F-3 (or any successor form) under the Securities Act. At any time the Company is qualified to register securities on Form S-3 or Form F-3, in case the Company shall receive from one or more Holder(s) holding at least 40% of the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities, the Series F Registrable Securities, the Series G Registrable Securities, the Series H Registrable Securities, the Series I Registrable Securities and the Series J Registrable Securities (taken as a group and determined on an as-converted basis) a written request or requests that the Company effect a registration on Form S-3 or F-3, applicable, with respect to all or a part of the Registrable Securities owned by such Holder(s), the Company:

(a) shall promptly give at least thirty (30) days written notice of the proposed registration to all other Holders; and

(b) shall use its reasonable best efforts to effect such registration and include therein all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder electing to join in such registration by furnishing to the Company a written request given within twenty (20) days after receipt of the written notice specified in clause (a) above from the Company, subject to the allocations set forth in Section 9(a) hereof; provided, however, that the Company shall not be obligated to effect any registration pursuant to this Section 4 if: (i) the Holders proposing to include Registrable Securities in such registration propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000; (ii) the Company shall furnish to the Holders a certificate as set forth in Section 2(c) hereof; or (iii) the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 or Form F-3 for the Holders pursuant to this Section 4.

5. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the Holders have completed the distribution referred to in such registration

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statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company shall furnish to the Holders copies of all such documents proposed to be filed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its best efforts to register and qualify the securities covered by such registration statement for offer and sale under such other securities or “blue sky” laws of such states or jurisdictions as may be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction;

(e) use diligent efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company’s business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by such registration statement and such Holder’s underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information;

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(i) notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company shall use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company shall advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction;

(j) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to an underwritten offering of such securities becomes effective, a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale; and

(k) as soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to any shareholder or any affiliates of such shareholder, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such shareholder shall have the right to require the deletion of such reference to itself and its affiliates.

7. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all

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registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by the Initiating Holders) for the selling Holders shall be borne by the Company.

8. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

9. Underwriting Requirements.

(a) In a registration pursuant to Section 2 hereof, if the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Initiating Holders shall select the managing underwriter or underwriters in any underwritten offering pursuant to Section 2 hereof, which managing underwriter or underwriters shall be reasonably satisfactory to the Company. All Holders and other shareholders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement, to written information provided by such Holder expressly for use in connection with such registration and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 9(a), if the underwriter advises the Company or a Holder that marketing factors require a limitation of the number of shares to be included in such underwritten offering, then the number of shares of Registrable Securities that may be included in such underwritten offering shall be determined as follows: (i) first, there shall be included in such offering Series J Registrable Securities, Series I Registrable Securities, Series H Registrable Securities, Series G Registrable Securities, Series F Registrable Securities, Series E Registrable Securities, Series D Registrable Securities, Series C Registrable Securities and Series B Registrable Securities, allocated among the Holders thereof that have elected to participate in such underwritten offering in proportion (as nearly as practicable) to the aggregate amount of Series J Registrable Securities, Series I Registrable Securities, Series H Registrable Securities, Series G Registrable Securities, Series F Registrable Securities, Series E Registrable Securities, Series D Registrable Securities, Series C Registrable Securities and Series B Registrable Securities held by all such Holders, until such Holders have included in the underwriting all Series J Registrable Securities, all Series I Registrable Securities, Series H Registrable Securities, Series G Registrable

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Securities, all Series F Registrable Securities, all Series E Registrable Securities, all Series D Registrable Securities, all Series C Registrable Securities and all Series B Registrable Securities requested by them to be included, (ii) second, there shall be included in such offering Registrable Securities held by the Qualified Shareholders, allocated among Qualified Shareholders that have elected to participate in such underwritten offering in proportion (as nearly as practicable) to the aggregate amount of Registrable Securities held by all Qualified Shareholders, (iii) third, there shall be included in such offering other Registrable Securities, allocated among the other Holders of such Registrable Securities that have elected to participate in such underwritten offering in proportion (as nearly as practicable) to the aggregate amount of such Registrable Securities held by all such Holders, until such Holders have included in the underwriting all such Registrable Securities requested by such Holders to be included, (iv) fourth, there shall be included in such offering Ordinary Shares to be sold by the Company for its own account, Ordinary Shares held by officers and directors of the Company and Ordinary Shares held by other selling shareholders, and (v) thereafter, there shall be included in such offering any other Ordinary Shares that may be sold under such underwritten offering.

(b) In connection with any offering initiated by the Company involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any Holder’s securities in such underwriting unless any such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering that can be sold without having an adverse effect on such offering by the Company; provided, however, that no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement, to written information provided by such Holder expressly for use in connection with such registration and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering (or in any other offering in which Holders shall have the right to include Registrable Securities pursuant to Section 3) exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not have an adverse effect on such offering, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, there shall be included in such offering that number of shares sought to be registered by the Company for its own account, (ii) second, there shall be included in such offering Series J Registrable Securities, Series I Registrable Securities, Series H Registrable Securities, Series G Registrable Securities, Series F Registrable Securities, Series E Registrable Securities, Series D Registrable Securities, Series C Registrable Securities and Series B Registrable Securities allocated among the Holders thereof that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of such Series J Registrable Securities, Series I Registrable Securities, Series H Registrable Securities, Series G Registrable Securities, Series F Registrable Securities, Series E Registrable Securities, Series D Registrable Securities, Series C Registrable Securities owned by such Holders, (iii) third, there shall be included in such offering Registrable Securities held by the Qualified Shareholders, allocated

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among Qualified Shareholders that have elected to participate in such underwritten offering in proportion (as nearly as practicable) to the aggregate amount of Registrable Securities held by all Qualified Shareholders, (iv) fourth, there shall be included in such offering Registrable Securities allocated among all other Holders thereof that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of such other Registrable Securities owned by such Holders, and (v) thereafter, to the extent additional securities may be included in such offering, there shall be included securities held by other selling shareholders, if any, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.

10. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) By the Company. The Company shall indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder’s officers, directors, partners, members, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, that controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company shall pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld and shall not cause the Company to be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party, (ii) the use of any prospectus after such time as the obligation of the Company to keep the same effective and current has expired, (iii) the use of any prospectus after such time as the Company has advised the Holder or underwriter in writing that a post-effective amendment or supplement thereto is required, except such prospectus as so amended or supplemented, or (iv) with respect to any underwriter or any Person who controls such underwriter within the meaning of the Securities Act, the failure of such underwriter to send or give a copy of the final prospectus or supplement to the Person asserting the Violation, if such Violation is based on information contained in or omitted from a preliminary prospectus or prospectus and such Violation was corrected in such final prospectus or supplement.

(b) By the Holders. Each selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers, employees, affiliates and each of their respective personal representatives, heirs and assigns, each Person, if any, that controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to

12

which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 10(b) exceed the net proceeds from the offering received by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, acting reasonably; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 10 or of any liability that it may have to any indemnified party otherwise than under this Section 10. An indemnifying party may settle any action or claim under this Section 10 at any time without the consent of the indemnified party so long as such settlement involves no cost or liability to the indemnified party and includes an unconditional release of the indemnified party from all liability with respect to such claim or action.

(d) The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

(e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

(f) Contribution. If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or

13

expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 10, no Holder shall be required pursuant to this Section 10 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

11. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, to:

(a) use its best efforts to make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts (without unreasonable expense) to enable the Holders to utilize Forms S-3 or F-3 for the sale of their Registrable Securities;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, as soon as practicable upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by (i) a Holder to one or more of its Permitted Transferees in connection with a sale or transfer of such

14

Registrable Securities to such Permitted Transferee, and (ii) a Holder that is an Excluded Shareholder (as defined in the Company’s Amended and Restated Articles of Association) to a transferee in connection with the purchase or acquisition by such transferee of all (but not less than all) of the Registrable Securities that the Holder initially acquired in compliance with Section 3.1 of the Amended and Restated Investors Rights Agreement (as defined in the Subscription Agreement), provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto. Except as specifically permitted in the preceding sentence, neither this Agreement nor any Holder’s rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of the other parties.

13. No Other Registration Rights; Limitations on Subsequent Registration Rights. The Company represents and warrants to each other party hereto that, upon the execution of this Agreement by all of the parties hereto, no “registration rights” relating to securities of the Company and granted by the Company will exist on the date hereof other than pursuant to this Agreement. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, the rights granted to such holder or prospective holder are subordinated to the rights granted to the Holders of Series J Registrable Securities, the Holders of Series I Registrable Securities, the Holders of Series H Registrable Securities, the Holders of Series G Registrable Securities, the Holders of Series F Registrable Securities, the Holders of Series E Registrable Securities, the Holders of Series D Registrable Securities, the Holders of Series C Registrable Securities and the Holders of Series B Registrable Securities hereunder, or (b) to demand a registration.

14. “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of one hundred eighty (180) days following the Initial Public Offering, it shall not, if requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to its Permitted Transferees that agree to be similarly bound) any Ordinary Shares or any securities of the Company convertible into Ordinary Shares held by it, except Ordinary Shares included in such registration. The Holders of Series J Registrable Securities, the Holders of Series I Registrable Securities, the Holders of Series H Registrable Securities, the Holders of Series G Registrable Securities, the Holders of Series F Registrable Securities, the Holders of Series E Registrable Securities, the Holders of Series D Registrable Securities, the Holders of Series C Registrable Securities and the Holders of Series B Registrable Securities shall not be bound by this Section 14 unless each executive officer, director and other shareholder of the Company holding in excess of 1% of the then outstanding ordinary share equivalents of the Company are subject to and shall have complied with this Section 14. If any such restrictions in this Section 14 or any agreement a party is required to enter into pursuant to this Section 14 are waived or terminated with respect to any party and/or any executive officer, director or other shareholder of the Company holding in excess of 1% of the then outstanding ordinary share equivalents of the Company, then such waiver or termination will apply to the same extent to each holder of Registrable Securities, pro rata based on the number of Registrable Securities held. The restrictions in this Section 14 will not apply to purchases made pursuant to the Initial Public Offering or in the open market following completion of the Initial Public Offering.

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15. Termination of Registration Rights. The registration rights provided for in Sections 2, 3 and 4 herein shall terminate with respect to any Holder of Registrable Securities when all Registrable Securities held by such Holder (and any affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) can be sold without registration or limitation pursuant to SEC Rule 144, if, but only if, the Company shall have filed a registration statement covering a public offering of securities of the Company under the Securities Act and such registration statement shall have become effective; provided, that the Company shall have received a legal opinion that such sales can be made without registration or limitation pursuant to SEC Rule 144, which legal opinion shall be reasonably satisfactory to such Holder.

16. Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, however, that Section 6 hereof may not be amended or supplemented without JJDC’s and Pfizer Strategic Investment Company Limited’s written consent. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all the parties hereto that has a right to enforce such provision, provided that the Holders of a majority of each of the Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities, the Series F Registrable Securities, the Series G Registrable Securities, the Series H Registrable Securities, the Series I Registrable Securities, the Series J Registrable Securities and such other Registrable Securities may act on behalf of all Holders of Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, the Series E Registrable Securities, the Series F Registrable Securities, the Series G Registrable Securities, the Series H Registrable Securities, the Series I Registrable Securities, the Series J Registrable Securities and such other Registrable Securities, respectively. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

17. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

18. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements and understandings related to the subject matter thereof, including, without limitation, the Original Agreement, which shall have no further force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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19. Governing Law.

(a) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly and exclusively lie in any federal or state court located in the City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT AMONG THE PARTIES HERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS BY THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.

20. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 12), heirs, executors and administrators of the parties hereto.

21. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be made by facsimile, courier service, overnight mail or personal delivery to each party at its respective address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

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If to the Company:

NovoCure Limited

Le Masurier House

La Rue le Masurier

St. Helier, Jersey JE2 4YE

Facsimile: +44.15.34756799

Attention: Yoram Palti

with a copy to:

Novocure Inc.

1500 Broadway, 29th Floor

New York, NY 10036

Facsimile: 1.212.767.7555

Attention: Todd Longsworth, Esq.

and to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Facsimile: 1.212.969.2900

Attention: Paul I. Rachlin, Esq.

Reid Arstark, Esq.

If to any Holder, at its, his or her address as it appears on the record books of the Company.

All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by facsimile, receipt confirmed, (y) on the following Business Day, if delivered by a recognized overnight courier service, or (z) three days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth above or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto given in accordance with this Section 21.

22. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

23. Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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24. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing, signed by the party granting such waiver, and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

25. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and portable data format (PDF) counterpart signatures shall be acceptable.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Tenth Amended and Restated Registration Rights Agreement as of the date first above written.

NOVOCURE LIMITED

By:	/s/ Wilco Groenhuysen
Name: Wilco Groenhuysen
Title: CFO

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds- TD Health Sciences Fund VALIC Company I– Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust- Health Sciences Trust

John Hancock Funds II– Health Sciences Fund Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By: /s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By: /s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title:

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs GP LLC

Its:	General Partner

By:	/s/ Graham McPhail
	Name:	Graham McPhail
	Title:	Managing Director
Rock Springs Capital
650 S. Exeter St., Suite 1070
Baltimore, MD 21202

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By: /s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Fidelity Growth Company Commingled Pool

By: Fidelity Management & Trust Co.

By: /s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Fidelity Advisor Series VII:
Fidelity Advisor Biotechnology Fund

By: /s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Fidelity Select Portfolios: Biotechnology Portfolio
By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

VOLATI LIMITED

By:	/s/ Stuart McInnes Juan Medina
Name: CS Directors Limited
Title: Corporate Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

HIGHLINE CAPITAL PARTNERS, L.P. By: Highline Capital Holdings, LLC, its General Partner

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HIGHLINE CAPITAL MASTER L.P.

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/ COO

HIGHLINE CAPITAL PARNTERS QP, LP By: Highline Capital Holdings, LLC, its General Partner

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HIGHLINE MASTER FUND, LLC

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HCM/CURE LLC By: Highline Capital Management, LLC, its Managing Member

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

A.L. ELECTRONICS ENGINEERING AND PRODUCTION SERVICES LTD.

By:	/s/ Ronen Levy
Name: Ronen Levy
Title: CFO

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Joel R. Katz
Joel R. Katz

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

CISTRON PARTNERS, LLC

By:	/s/ Anand Desai
Name: Anand Desai
Title: Managing Member

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Kenneth Hammer
Kenneth Hammer

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Barbara Joan Amato, Joint Registered Holder with the Right of Survivorship

/s/ Denise Aversano
Denise Aversano, Joint Registered Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered Holder with the Right of Survivorship

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

STELAC SPV XVIIB LLC

By:	/s/ Carlos Lopez-Ona
Name: Carlos Lopez-Ona
Title:

STELAC SPV XVII LLC

By:	/s/ Carlos Lopez-Ona
Name: Carlos Lopez-Ona
Title:

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Candace L. R. Phillips
Candace L.R. Phillips

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

FB VENTURE ASSOCIATES LLC

By:	/s/ Winston Fisher
Name: Winston Fisher
Title: Member

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Giles Johnstone-Scott and Alex DiSanto

Name:	Giles Johnstone-Scott and Alex DiSanto
Title: Authorized Signatories-Elian Employee Benefit Services Limited

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

INDEX VENTURES IV (JERSEY),

L.P. By: its Managing General

Partner:

Index Venture Associates IV Limited

By: /s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND

(JERSEY), L.P. By: its Managing General Partner:

Index Venture Associates IV Limited

By: /s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Joseph Salvani
Joseph Salvani

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Amy Brenner
Amy Brenner

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Aaron Manella
Aaron Manella

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Barbara Joan Amato
Barbara Joan Amato, Joint Registered Holder with the Right of Survivorship

Denise Aversano, Joint Registered Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered Holder with the Right of Survivorship

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Barbara Joan Amato, Joint Registered Holder with the Right of Survivorship

Denise Aversano, Joint Registered Holder with the Right of Survivorship

/s/ Joanne Bertolini
Joanne Bertolini, Joint Registered Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered Holder with the Right of Survivorship

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Tripp Callan
Tripp Callan

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Steven Girgenti
Steven Girgenti

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

INDEX VENTURES IV (JERSEY),

L.P. By: its Managing General

Partner:

Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND

(JERSEY), L.P. By: its Managing General Partner:

Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Giles Johnstone-Scott and Alex DiSanto

Name: Giles Johnstone-Scott and Alex Disanto
Title: Authorized Signatories-Elian Employee Benefit Services Limited

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

REGALS FUND L.P.

By:	/s/ David Singer
Name: David Singer
Title: Managing Member of GP

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

BENNET ENTERPRISES LTD.

By:	/s/ Yoram Palti
Name:
Title:

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

PUTNAM PHARMA LLC

By:	/s/ Benjamin F. Stapleton III
Name:
Title:

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

BENDEL FUND-PRIVATE EQUITY

By:	/s/ Christian Bolleter
Name: Christian Bolleter
Title: Asset Manager

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

MDC CAPITAL DERIVATIVES LIMITED

By:	/s/ Hani Barhoush
Name: Hani Barhoush
Title: Director

By:	/s/ Robney Cannon
Name: Robney Cannon
Title: Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

WILD SKIES, LLC

By:	/s/ William Laverack, Jr.
Name: William Laverack, Jr.
Title: Managing Member

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Eliot Cutler
Eliot Cutler

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

IFA PE FUND II, L.P.

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member, IFA PE GP II LLC, its General Partner

IFA PE FUND II US, L.P.

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member, IFA PE GP II LLC, its General Partner

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

WOODPORT FINANCE GROUP LIMITED

By:	/s/ Alberto Motta Jr.
Name: Alberto Motta Jr.
Title: President

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ William A. Ackman
William A. Ackman

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Barry H. Liben
Barry H. Liben

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

BENDEL FUND-PRIVATE EQUITY

By:	/s/ Christian Bolleter
Name: Christian Bolleter
Title: Asset Manager

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

ELIM INVESTMENTS LIMITED

By:	/s/ Quin Lee /s/ Abigail Tipton
Name: Eagle Management Services Limited
Title: Corporate Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

WFD VENTURES FUND II, L.P.
By: WFD Ventures LLC, its Sole Member

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

TKWD/STANDEN LLC
By: TKWD Ventures LLC, its Manager
By: WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

TKWD/STANDEN III LLC
By: TKWD Ventures LLC, its Manager
By: WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

WFD VENTURES FUND A, LLC
By: WFD Ventures LLC, its Sole Member

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

Barbara Joan Amato, Joint Registered
Holder with the Right of Survivorship

Denise Aversano, Joint Registered
Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered
Holder with the Right of Survivorship

/s/ Clifford Michael Aversano, Jr.
Clifford Michael Aversano, Jr., Joint Registered
Holder with the Right of Survivorship

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

SILAS HOLDINGS I LLC

By: /s/ Michael Minas
Name: Michal Minas
Title: CFO

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Lars Albright
Lars Albright

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Rahemas Meghji
Name: Rahemas Meghji
Title: Director

By:	/s/ Elliott Horner
Name: Elliott Horner
Title: MD

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

SIGMA VENTURES LTD.

By:	/s/ Rafael Urquia II
Name: Rafael Urquia II
Title: Assistant Secretary

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

/s/ Hansjoerg Wyss
Hansjoerg Wyss

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

61213 INVESTMENT HOLDINGS LLC

By:	/s/ Alice Ruth
Name: Alice Ruth
Title: Authorized Person

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

DOGFISH HEAD INVESTMENTS LLC

By:	/s/ Peter L. Krow
Name: Peter L. Krow
Title: Managing Member

[Signature Page to Tenth Amended and Restated Registration Rights Agreement]

SCHEDULE A

Qualified Shareholders

Bennet Enterprises Ltd.

Volati Ltd.

Goldman Living Trust

WFD Ventures Fund II, L.P

Technion Research and Development Foundation

Series A Investors

WFD Ventures Fund II, L.P.

TKWD/Standen II LLC

Lawrence Frankel

Gary R. Topche

Mirag Development Israel Ltd.

Shmuel Navon

Tamir Winterstein

Lydia Winterstein

Giora Winterstein

Yoram Dinur

Storford Ltd.

Kenneth Hammer

Brian M. Stolar

Goldman Living Trust

Barry H. Liben

Geoffrey Diamond

Amy Brenner

Gail Diamond

Bennet Enterprises Ltd.

Thomas J. Amato

Aaron Manella

Joseph Salvani

Steven Girgenti

Lara L. George

Noah Berkowitz

Avi Lazarovits

Yael Landa

Melissa Dick

Kevin T. Lipka

Series B Investors

WFD Ventures Fund II, L.P.

Series C Investors

WFD Ventures Fund II, L.P.

Volati Ltd.

Lawrence Frankel

Gary R. Topche

Kevin T. Lipka

Yael Landa

Series D Investors

WFD Ventures Fund II, L.P.

TKWD/Standen LLC

Volati Ltd.

Noah Berkowitz

Yael Landa

Series E Investors

WFD Ventures Fund II, L.P.

TKWD/Standen III LLC

Volati Ltd.

Series F Investors

WFD Ventures Fund II, L.P.

Volati Ltd.

Johnson & Johnson Development Corporation

Highline Capital Partners, L.P.

Highline Capital Partners QP, LP

Highline Capital Master, LP

Highline A Master Fund, LLC

HCM/Cure LLC

WFD Ventures Fund A, LLC

Stelac SPV XVIIB LLC

Candice L.R. Phillips

Pfizer Strategic Investment Company Limited

Index Ventures IV (Jersey), L.P.

Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P.

Yucca Partners LP Jersey Branch

Series G Investors

SilverStone III, L.P.

WFD Ventures Fund II, L.P.

William A. Ackman

Highline Capital Partners, L.P.

Highline Capital Partners QP, L.P.

Highline Capital Master, L.P.

HCM/Cure L.L.C.

Volati Ltd.

Candace L. R. Phillips

Stelac SPV XVIIB LLC

Index Ventures IV (Jersey), L.P.

Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P.

Yucca Partners LP Jersey Branch

Pfizer Strategic Investment Company Limited

Johnson & Johnson Development Corporation

Medtronic, Inc.

Elim Investments Limited

Series H Investors

Cistron Partners LLC

Sigma Ventures Ltd.

World Consultants, S.A.

Woodport Finance Group Limited

Putnam Pharma LLC

Regals Fund L.P.

Johnson & Johnson Development Corporation

Pfizer Strategic Investment Company Limited

SilverStone III, L.P.

William A. Ackman

Robert J. Mylod, Jr.

Tripp Callan

Spring Development Group, LLC

Candace L.R. Phillips

IFA PE Fund II, L.P.

IFA PE Fund II US, L.P.

Joel R. Katz

Windham-NOVO Investment I, LLC

MDC Capital Derivatives Limited

A.L. Electronics Engineering and Production Services Ltd.

Lars Albright

Stelac SPV XVIIB LLC

Stelac SPV XVII LLC

Deutsche Bank AG, London Branch

Ensign Peak Advisors, Inc.

Series I Investors

Hansjoerg Wyss

Stevenson Family Investment Limited Partnership

Woodport Finance Group Limited

Candace L.R. Phillips

IFA PE Fund II, L.P.

IFA PE Fund II US, L.P.

Windham-NOVO Investment I, LLC

Lars Albright

Stelac SPV XVII LLC

Sigma Ventures Ltd.

Johnson & Johnson Development Corporation

The Hansjoerg Wyss 2004 Descendants Trust

Investor 1

Investor 2

Investor 3

Investor 4

Investor 5

Investor 6

Investor 7

MDC Capital Derivatives Limited

Investor 8

Investor 9

Investor 10

Investor 11

Series J Investors

T. Rowe Price Associates, Inc.:

T. Rowe Price Health Sciences Fund, Inc.

TD Mututal Funds - TD Health Sciences Fund

VALIC Company I - Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust - Health Sciences Trust

John Hancock Funds II - Health Sciences Fund

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

Fidelity Investors:

Fidelity Growth Company Commingled Pool

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Rock Springs Capital Master Fund LP

Dogfish Head Investments LLC

Highline Capital Partners QP, LP

Wild Skies, LLC

Silas Holdings I LLC

Candace L.R. Phillips

FB Venture Associates LLC

Putnam Pharma LLC

Highline Capital Master, LP

IFA PE Fund II US, L.P.

Sigma Ventures Ltd.

Windham-NOVO Investment I, LLC

IFA PE Fund II, L.P.

Bendel Fund - Private Equity

Woodport Finance Group Limited

61213 Holdings LLC

MDC Capital Derivatives Limited